Exhibit 10.6

AMENDMENT TO THE STOCKHOLDER AGREEMENT

This Amendment (this “Amendment”), dated as of September 20, 2012, is made by Affinion Group Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) and each of the Major Stockholders of the Company that is a party hereto.

WHEREAS, the Company and each of the Major Stockholders are parties to that certain Stockholder Agreement, dated as of January 14, 2011 (as amended, modified or supplemented from time to time, the “Stockholder Agreement”);

WHEREAS, Section 10(h) of the Stockholder Agreement provides, among other things, that the Stockholder Agreement may be amended by the Company from time to time with the written consent of (a) Holders holding at least a majority of the issued and outstanding Common Shares held by all Holders and (b) for so long as any Major Stockholder is a Major Stockholder, such Major Stockholder;

WHEREAS, the Major Stockholders hold, in the aggregate, Common Shares representing more than a majority of the issued and outstanding Common Shares held by all Holders;

WHEREAS, the parties desire to amend the Stockholder Agreement in order to increase the size of the Board to twelve members; and

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in the Stockholder Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Stockholder Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees as follows:

A. Amendments to the Stockholder Agreement. The Stockholder Agreement is hereby amended as follows:

1. Section 2(d) – Board of Directors – Composition. Section 2(d) of the Stockholder Agreement is hereby amended and restated to read as follows:

“(d) Composition. The Board shall consist of twelve members; provided, that, (x) the Board may increase the size of the Board to the extent required by the rules of the exchange on which the Common Stock is listed, if any, to allow a majority of the Directors to be Independent Directors or to permit the full exercise of all rights provided in this Section 2(d) and (y) the Board may decrease the size of the Board following a Termination Event or Multiple Nominee Termination Event but not to a number below the greater of (A) the number of Directors on the Board immediately following such event and (B) the aggregate number of Directors that Persons have the right to nominate in accordance with this Section 2 after giving effect to such event. Subject to Section 8(a), each Major Stockholder agrees to vote all its Common Shares on matters subject to the vote of such Major Stockholder and to take all other necessary or desirable actions within its control (whether in such Major Stockholder’s capacity as a Major Stockholder or otherwise, including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company will, as promptly as practicable, take all necessary and desirable actions within its control (including calling special meetings of the Board and the Major Stockholder), so that each Director shall be appointed or elected from nominees determined as follows:

(i) the individual holding the office of Chief Executive Officer of the Company from time to time (the “Management Director”) shall serve as a Director;

(ii) Nathaniel J. Lipman shall serve as a Director for so long as he holds the office of Chairman of the Board;

(iii) each Major Stockholder shall have the right to nominate one Director;

(iv) each Major Stockholder who, collectively with its Affiliates, owns at least 18% of the issued and outstanding Common Shares shall have the right (together with its Board Rights Transferees, if any) to nominate a second Director;

(v) each Major Stockholder who, collectively with its Affiliates, owns at least 24% of the issued and outstanding Common Shares shall have the right (together with its Board Rights Transferees, if any) to nominate a third Director;

(vi) each Major Stockholder who, collectively with its Affiliates, owns at least 34% of the issued and outstanding Common Shares shall have the right (together with its Board Rights Transferees, if any) to nominate a fourth Director;

(vii) each Major Stockholder who, collectively with its Affiliates, owns at least 42% of the issued and outstanding Common Shares shall have the right (together with its Board Rights Transferees, if any) to nominate a fifth Director;

(viii) each Major Stockholder who, collectively with its Affiliates, owns at least 50% of the issued and outstanding Common Shares shall have the right (together with its Board Rights Transferees, if any) to nominate a sixth and seventh Director;

(ix) the holders of a majority of the issued and outstanding Common Shares shall nominate the remaining Directors; and

(x) for purposes of Section 2(d)(iii)0 through (viii), in the case of General Atlantic, Common Shares owned by any other Persons that were stockholders of Webloyalty Holdings, Inc. immediately prior to the acquisition of Webloyalty Holdings, Inc. by Affinion Group, Inc. shall be deemed to be owned by General Atlantic and its Affiliates. Notwithstanding anything to the contrary contained herein, if a Major Stockholder ceases to qualify as a Major Stockholder, whether as a result of dilution, Transfer or otherwise, then the rights of the Major Stockholder under Section 2(d)(ii) and all other provisions of this Section 2 as applicable to such Major Stockholder’s Director nominee shall terminate automatically (a “Termination Event”); and if a Major Stockholder, together with its Affiliates, ceases to beneficially own the minimum requisite percentage of the issued and outstanding Common Shares, whether as a result of dilution, Transfer or otherwise, to nominate a Director under any of Section 2(d)(iv) through (viii), then the rights of such Major Stockholder under such Section or Sections, as applicable, and all other related provisions of this Section 2 shall terminate automatically (a “Multiple Nominee Termination Event”). Within three Business Days after the occurrence of a Termination Event or Multiple Nominee Termination Event, as applicable, due to a Transfer or other action taken by a Major Stockholder, such Major Stockholder shall provide the Company with written notice of such event and, in the case of a Multiple Nominee Termination Event, such notice shall specify the Director or Directors to be removed. Each Major Stockholder shall cause its nominee or nominees, as applicable, to execute and deliver a resignation, substantially in the form attached hereto as Exhibit D, prior to becoming a Director which shall be irrevocable and shall be effective with respect to the Company and any Subsidiaries for which such nominee serves as a Director or in a similar capacity automatically upon the occurrence of a Termination Event or Multiple Nominee Termination Event, as applicable, and shall not permit any such nominee or nominees to revoke any such resignation. For the avoidance of doubt, nothing contained herein shall limit the ability of a Transferee to become a Major Stockholder in accordance with this Agreement.”

2. Section 2 – Board of Directors – Term; Removal and Replacement. The fifth sentence of Section 2(e) of the Stockholder Agreement is hereby amended and restated to read as follows:

“Furthermore, (i) if the individual holding the office of Chief Executive Officer of the Company ceases to hold such office, the Major Stockholders shall vote their Common Shares to remove such individual from the Board (unless such individual is otherwise entitled to serve on the Board pursuant to Section 2(d)) and (ii) if Nathaniel J. Lipman no longer holds the office of Chairman of the Board, the Major Stockholders shall vote their Common Shares to (A) remove Mr. Lipman from the Board (unless Mr. Lipman is otherwise entitled to serve on the Board pursuant to Section 2(d)) and (B) amend this Agreement to decrease the size of the Board to eleven members and remove Section 2(d)(ii) hereof.”

B. Miscellaneous. This Amendment and the Stockholder Agreement, together, contain the complete agreement among the Company and the Holders and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof. Except as specifically amended hereby, the Stockholder Agreement, as amended hereby, shall remain in full force and effect. The terms and provisions of Section 10 of the Stockholder Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

*        *        *        *        *

This Amendment is executed by the Company, Apollo and General Atlantic to be effective as of the date first above written.

THE COMPANY:

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Todd H. Siegel
Name: Todd H. Siegel
Title: Chief Executive Officer

[Signature Page to Amendment to Stockholder Agreement]

AFFINION GROUP HOLDINGS, LLC.

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

[Signature Page to Amendment to Stockholder Agreement]

GAPCO GMBH & CO. KG

By:	GAPCO Management GmbH,
its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAP COINVESTMENTS III, LLC

By:	General Atlantic LLC, its Managing Member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAP COINVESTMENTS IV, LLC

By:	General Atlantic LLC, its Managing Member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAPSTAR, LLC

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment to Stockholder Agreement]

GAP-W, LLC

By:	General Atlantic GenPar, L.P.,
its Manager

By:	General Atlantic LLC,
its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GENERAL ATLANTIC PARTNERS 79, L.P.

By:	General Atlantic LLC,
its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

[Signature Page to Amendment to Stockholder Agreement]